Exhibit 99.1

NEWS RELEASE

Date:	October 3, 2007
FOR IMMEDIATE RELEASE

Contact:	Dave Mossberg
Beacon Street Group
817-310-0051

XETA TECHNOLOGIES ACQUIRES
TELECOMMUNICATIONS EQUIPMENT SERVICES PROVIDER

Broken Arrow, OK - XETA Technologies (NASDAQ: XETA) today announced it has signed a definitive agreement to acquire the commercial division of HCI Technologies, Inc. (HCI), a privately held provider of voice and data systems integration and maintenance services based in Washington DC.  Founded in 1985, HCI’s commercial division has a significant presence on the East Coast and in the Upper Midwest, and has strong technical competencies in the Avaya and Nortel product lines, as well as wholesale service relationships with network service providers.

“From a strategic, operational and financial perspective, HCI hits the center of our acquisition target,” said Greg Forrest, XETA’s President and CEO.  “HCI earns recurring service revenues by providing service on our core product lines to Fortune 1000 customers.  Additionally, this acquisition broadens our physical presence in the Eastern United States and introduces new customer and wholesale service relationships to XETA.  We believe this will help us to accelerate the growth of our managed services business, which is a strategic focus for XETA.”

According to company officials the acquisition should add approximately $2.5 million in annual recurring service revenues, and is expected to be accretive to earnings in fiscal 2008.

The acquisition is structured as an asset purchase.  The purchase price will be based on an earn-out derived from gross profits over the next three years, to be paid quarterly.  Additionally, XETA will purchase a small amount of inventory and fixed assets necessary to support the acquired contractual relationships. Subject to satisfactory completion of due diligence and other customary conditions to closing, the transaction is targeted to close within the next 45 days.

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About XETA Technologies

XETA Technologies is a leading provider of enterprise-class communications solutions, installation and Services in the emerging, highly technical world of converged communications solutions for voice and data applications.   XETA has sales and service locations nationwide.

XETA is one of the largest providers of Avaya voice and data communication solutions and has recently added the Nortel voice and data product line.  XETA markets a line of proprietary call accounting systems to the hospitality industry and has long been recognized as the leading provider of call accounting solutions to that industry.  More information about XETA (NASDAQ:  XETA) is available at www.xeta.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements concerning the impact of the HCI acquisition on the growth of the Company’s managed services business, its recurring revenues and its earnings.   These and other forward-looking statements (generally identified by such words as “expects,” “plans,” “believes,” “likely,” “anticipates” and similar words or expressions) reflect management’s current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to: the Company’s ability to maintain and build upon the customer relationships acquired in the HCI acquisition; continued market acceptance of Avaya and Nortel products and the strength and reliability of these suppliers;  the Company’s ability to maintain and improve upon current gross profit margins; maintaining and leveraging the Company’s operating expenses; the Company’s ability to acquire and retain the technical competencies needed to implement new advanced communications technologies; intense competition and industry consolidation; dependence upon a single customer for the recent growth in the Company’s Managed Services offering; the availability and retention of sales professionals and certified technician; and capital spending trends in the Company’s markets.  Additional factors that could affect actual results are described in Item 1.A  entitled “Risk Factors” contained in Part I of the Company’s Form 10-K for its fiscal Year ended October 31, 2006, as updated in its subsequently filed Form 10-Qs for the first three quarters of fiscal 2007.